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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 3, 1996, relating to the financial statements of Aspect Medical Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Information."



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts

July 15, 1998